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As filed with the Securities and Exchange Commission on April 10, 2002

Registration No. 333-00909

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALCIDE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	22-2445061
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8561 154th Avenue N.E.
Redmond, Washington 98052
(Address of principal executive offices, including zip code)

ALCIDE CORPORATION 1993 STOCK OPTION PLAN
(Full title of the plan)

JOHN P. RICHARDS
Chief Financial Officer and President
Alcide Corporation
8561 154th Avenue N.E.
Redmond, Washington 98052
(425) 882-2555
(Name, address and telephone number, including area code, of agent for service)

Copy to:

JAMES R. LISBAKKEN
Perkins Coie LLP
1201 Third Avenue, Suite 4800
Seattle, Washington 98101-3099

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.01 per share, under the Alcide Corporation 1993 Stock Option Plan	(1)	(1)	(1)	(1)

(1)
No additional securities are being registered and registration fees were paid upon filing of the original Form S-8 Registration Statement with the Securities and Exchange Commission (the 'Commission') on February 13, 1996 (File No. 333-00909) for the employee benefit plan. Therefore, no further registration fee is required.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

AMENDMENT OF PRIOR REGISTRATION STATEMENT

        The Registrant's initial Form S-8 Registration Statement filed with the Commission on February 13, 1996 and effective as of March 3, 1996 (File No. 333-00909) is hereby amended to provide that up to 50,000 shares of the Registrant's common stock previously authorized for issuance under the Registrant's 1993 Stock Option Plan may now be issued under the Registrant's 2001 Stock Incentive Plan, provided such shares (a) were not issued or subject to outstanding options under the 1993 Stock Option Plan as of July 19, 2001, the date the Registrant's Board of Directors approved the 2001 Stock Incentive Plan, or (b) are shares subject to outstanding options as of July 19, 2001 that subsequently cease to be subject to such options (other than by reason of exercise of the options). No additional stock options will be granted under the Registrant's 1993 Stock Option Plan but all outstanding options granted under that plan will continue to be governed by the terms of the Registrant's 1993 Stock Option Plan and the original Form S-8 Registration Statement for that plan. A Form S-8 Registration Statement for an additional 275,000 shares of the Registrant's common stock available for issuance under the Registrant's 2001 Stock Incentive Plan will be filed with the Commission.

        The contents of the original Form S-8 Registration Statement referred to above are incorporated by reference into this Amendment No. 1 to such Registration Statement, except as described herein. Required consents and signatures are included in this amendment.

Item 8.    EXHIBITS

Exhibit No.	Description
*5.1	Opinion of Perkins Coie LLP regarding legality of the common stock being registered
23.1	Consent of Independent Public Accountants
23.2	Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.1)
24.1	Power of Attorney (see signature page)
*99.1	Alcide Corporation 1993 Stock Option Plan

*
Previously filed as exhibits to the Form S-8 Registration Statement filed with the Commission on February 13, 1996 (File No. 333-00909).

II-1

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement originally filed on February 13, 1996 (File No. 333-00909), and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on the 8th day of April, 2002.

ALCIDE CORPORATION
By:	/s/ JOHN P. RICHARDS John P. Richards Chief Financial Officer and President

POWER OF ATTORNEY

        Each person whose individual signature appears below hereby authorizes John P. Richards, as attorney-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all additional amendments to this Post-Effective Amendment No. 1 to Form S-8 Registration Statement (File No. 333-00909).

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 8th day of April, 2002.

Signature	Title

*JOSEPH A. SASENICK Joseph A. Sasenick	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)
/s/ JOHN P. RICHARDS John P. Richards	Chief Financial Officer, President and Secretary (Principal Financial and Accounting Officer)
*CHARLES A. BAKER Charles A. Baker	Director
*THOMAS L. KEMPNER Thomas L. Kempner	Director
*WILLIAM G. SPEARS William G. Spears	Director
*By:	/s/ JOHN P. RICHARDS John P. Richards, Attorney-in-Fact

II-2

INDEX TO EXHIBITS

Exhibit No.	Description
*5.1	Opinion of Perkins Coie LLP regarding legality of the common stock being registered
23.1	Consent of Independent Public Accountants
23.2	Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.1)
24.1	Power of Attorney (see signature page)
*99.1	Alcide Corporation 1993 Stock Option Plan

*
Previously filed as exhibits to the Form S-8 Registration Statement filed with the Commission on February 13, 1996 (File No. 333-00909).

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PART II INFORMATION REQUIRED IN REGISTRATION STATEMENT AMENDMENT OF PRIOR REGISTRATION STATEMENT
  Item 8. EXHIBITS
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS